Exhibit 99.1

United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended May 31, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$9,244,030
Unrealized Gain (Loss) on Market Value of Futures	(5,668,500)
Dividend Income	32,915
Interest Income	102,228
ETF Transaction Fees	1,050
Total Income (Loss)	$3,711,723

Expenses
General Partner Management Fees	$63,912
Professional Fees	9,348
Brokerage Commissions	8,049
Non-interested Directors' Fees and Expenses	821
Total Expenses	82,130
Expense Waiver	(5,435)
Net Expenses	$76,695
Net Income (Loss)	$3,635,028

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/18	$96,719,218
Additions (150,000 Shares)	3,329,587
Withdrawals (100,000 Shares)	(2,103,476)
Net Income (Loss)	3,635,028

Net Asset Value End of Month	$101,580,357
Net Asset Value Per Share (4,700,000 Shares)	$21.61

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612